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                                                                   EXHIBIT 99.1

                        CONSENT TO BE NAMED AS DIRECTOR

  I, Dan L. Hale, hereby consent to serve as a director of RenaissanceRe Holdings Ltd., a company organized under the laws of Bermuda (the "Company"), upon my due election and qualification therefor, and to be named as a director in the Registration Statement on Form S-3 filed with Securities and Exchange Commission by the Company.

Dated: October 20, 1997

                                                     /s/ Dan L. Hale
                                          -------------------------------------
                                                    NAME: DAN L. HALE